UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2005
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 16, 2005, the Compensation Committee of the Board of Directors (the “Board”) of Sunrise Senior Living, Inc. (the “Company”) adopted the Senior Executive Severance Plan (the “Plan”). The Company’s previous senior executive severance plans terminated on February 25, 2005 in accordance with their terms.
     Under the terms of the Plan, designated executive officers of the Company are eligible to receive severance benefits if such executive officer’s employment with the Company is terminated by the executive officer within two years after a “change in control” for “good reason” or if, following a change in control, the executive officer’s employment is terminated by the Company for any reason other than for “cause.” The following executive officers have been designated by the Compensation Committee as eligible under the Plan: the President, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer and Chief Accounting Officer. The Plan will terminate on November 16, 2010, unless extended.
     The Plan defines “change in control” as the acquisition by a third party of more than 50% of the outstanding common stock or of the combined voting power of all voting securities of the Company entitled to vote for the election of directors, a change in the composition of the Board whereby the members of the Board on the effective date of the Plan, or any successor Board member approved by a majority of the then-existing Board members, cease to constitute at least a majority of the Board of directors or a liquidation or dissolution of the Company approved by the Company’s stockholders. A change of control also will be deemed to occur upon the consummation of a reorganization, merger, consolidation or sale or other disposition of substantially all of the assets of the Company, unless, following the transaction, the holders of the outstanding common stock and voting securities of the Company immediately prior to the transaction beneficially own more than 50% of the outstanding common stock and voting securities of the resulting entity in substantially the same proportions as their ownership of the outstanding common stock and voting securities immediately prior to the transaction, no person or entity who did not previously beneficially own 35% or more of the outstanding common stock or combined voting power of all voting securities of the Company beneficially owns 35% or more of the outstanding common stock or combined voting power of all voting securities of the resulting entity and at least a majority of the members of the Board prior to the transaction continue to serve as members of the Board of the resulting entity.
     The Plan defines “good reason” as a reduction in base salary, fringe benefits or bonus eligibility, other than certain reductions also generally applicable to peer employees, a substantial reduction in responsibilities or areas of supervision, a request for the executive officer to report to a lower level supervisor, a substantial increase in responsibilities or areas of supervision without an appropriate increase in compensation, relocation outside the executive officer’s existing metropolitan area, or a requirement to report to a new supervisor where the executive officer and new supervisor have irreconcilable working relationship problems.
     The Plan defines “Cause” as an executive officer’s conviction for fraud or theft against the Company or a crime involving moral turpitude, compromise of trade secrets or other valuable proprietary information of the Company, or gross or willful misconduct that causes and will continue to cause substantial and material harm to the business and operations of the Company or any of its affiliates.

     The amount of the severance benefit payable to an executive officer under the Plan generally equals the sum of (a) the accrued obligations to the executive officer, payable in a lump sum within 30 days of the date of termination and (b) two times the sum of the executive officer’s annual base salary, which is calculated as the greater of the annual base salary payable at the time of termination or 12 times the highest monthly base salary paid or payable to the executive officer over the preceding 12 months, and the executive officer’s annual bonus, which is calculated as the highest amount paid as bonus payments in a single year during the last three full years before the date of termination, half of which is payable in a lump sum within 30 days of the date of termination and the other half of which is payable in a lump sum within 30 days following the one year anniversary of the date of termination.
     Each executive officer has the right to designate payments under the Plan that should be reduced or eliminated so as to avoid having the severance payments constitute a “parachute payment” under the Internal Revenue Code. In addition, payments under the Plan are subject to deferral if the payments the executive officer would receive would otherwise be subject to additional tax imposed pursuant to Section 409A(a) of the Internal Revenue Code.
     Under the Plan, the executive officer and the executive officer’s family are also entitled to continued medical and other benefits for two years after the date of termination of the executive officer’s employment with the Company unless they become otherwise eligible to receive similar benefits through another employer. The Plan also effectively amends all equity compensation grants previously made to the executive officers covered by the Plan to make them vest immediately prior to a change in control. The Plan does not require executive officers to seek further employment to mitigate the amount of severance payments. In addition, as a condition to receipt and retention of the severance payments under the Plan, during the 12-month period beginning on the date of termination, the executive officer cannot provide services to any business in the senior living industry directly competing with the Company or any of its affiliates in any geographic market where the Company or any of its affiliates maintains a senior living facility or directly or indirectly solicit employees or independent contractors of the Company or its affiliates to terminate employment or cease rendering services to the Company.
Item 8.01. Other Events.
     On November 17, 2005, the Company announced that the Board had approved a new $50 million repurchase program. The program extends through December 31, 2007 and can be used for the repurchase of the Company’s common stock or its 5.25 percent convertible subordinated notes due 2009.
     The Company expects to fund the repurchases from cash on hand, cash from operations, proceeds from any exercises of options to purchase shares of common stock of the Company, and other available funds. Under the repurchase program, the Company is authorized to make purchases in the open market or in privately negotiated transactions from time to time, subject to market conditions, applicable legal requirements and other factors. The repurchase program does not obligate the Company to repurchase any specific number of shares, and repurchases pursuant to the program may be suspended or resumed at any time or from time to time without further notice or announcement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: November 22, 2005	By:	/s/ Bradley B. Rush
Bradley B. Rush
Chief Financial Officer